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                                    EXHIBIT 1


STATE OF ALABAMA                            COURT OF PROBATE

COUNTY OF MOBILE                            CASE NO.  2001-0440

RE:      ESTATE OF WILLIAM J. HEARIN, JR., DECEASED


                                      ORDER

         Petition to probate last will and testament of the above named decedent has been endorsed "Granted" this date. Letters are issued as follows:


                              LETTERS TESTAMENTARY

         The Will of William J. Hearin, Jr., Deceased, having been duly admitted to record in said county, Letters Testamentary are hereby granted to Emily Staples Hearin, Ann B. Hearin, Luis Williams and Thomas B. Van Antwerp, the Personal Representatives named in said will, who have complied with the requisitions of the laws and is authorized to take upon themselves the execution of such will.

         Ordered this 8th day of March, 2001.



                                                   /s/ Don Davis
                                                   ---------------------------
                                                   Don Davis, Judge of Probate







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